UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

January 30, 2020
Date of Report (date of earliest event reported)
DROPBOX, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-38434	26-0138832
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

1800 Owens St.
San Francisco, California 94158
(Address of principal executive offices)
(415) 857-6800
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Class A Common Stock, par value $0.00001 per share	DBX	The NASDAQ Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Dropbox, Inc. (“Dropbox” or the “Company”) announced that, effective February 6, 2020, Olivia Nottebohm, age 42, has been appointed as the Company’s Chief Operating Officer, and as such, Ms. Nottebohm will be the Company’s principal operating officer. Prior to joining Dropbox, Ms. Nottebohm served as Vice President of SMB Sales and GTM Operations, Google Cloud at Google, a global internet software services company, from September 2016 to February 2020. From August 2014 to September 2016, she served as Senior Director, Americas Product and Sales Operations, Google Ads at Google. Prior to joining Google, she was a management consultant at McKinsey & Company, where her practice focused on sales strategy and operations. Ms. Nottebohm received her Bachelor of Arts in Economics from Harvard University in 1999 and her Master of Business Administration from Stanford University Graduate School of Business in 2004.

There are no arrangements or understandings between Ms. Nottebohm and any other persons, pursuant to which she was appointed as Chief Operating Officer. There are no family relationships among any of the Company’s directors or executive officers and Ms. Nottebohm. Ms. Nottebohm is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. In connection with her appointment as the Chief Operating Officer, Ms. Nottebohm will execute the Company’s standard form of indemnification agreement. The form of indemnification agreement was filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-223182) filed with the Securities and Exchange Commission (the “SEC”) on February 23, 2018.

Ms. Nottebohm will receive an annual base salary of $500,000 per year and will be eligible to participate in the Company’s cash bonus plan, with an annual performance-based target of up to 100% of her base salary. In addition, Ms. Nottebohm will also be granted a restricted stock award covering shares of the Company’s Class A common stock with a value of $16,000,000 pursuant to the Company’s 2018 Equity Incentive Plan and an award agreement. The restricted stock award will vest as to 25% of the shares subject to the award on February 15, 2021 and as to 1/16th of the shares subject to the award every three months thereafter (on the 15th day of the month), subject to Ms. Nottebohm remaining in service.

In connection with her appointment, Ms. Nottebohm will be eligible to receive the same severance and change in control terms applicable to Messrs. Volkmer and Vashee, as described in the Company’s proxy statement filed the SEC on April 9, 2019 (except for the vesting acceleration described in this sentence), and become a party to the change in control and severance agreement on substantially the form previously filed as Exhibit 10.11 to the Company’s annual report filed on Form 10-K (File Number 333-223182) with the SEC on February 25, 2019, except that in the event of a qualifying termination of employment outside of a change in control, she will be entitled to 3 months of accelerated vesting on all outstanding equity incentive awards (the “Severance Agreement”).

The foregoing description of the Severance Agreement does not purport to be complete and is qualified in its entirety by reference to the Severance Agreement, the form of which will be filed with the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2019.

For additional information, see the blog post attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 - Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Exhibit Description
99.1	Blog post published by Dropbox, Inc. on January 30, 2020

.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 30, 2020

Dropbox, Inc.
/s/ Bart Volkmer
Bart Volkmer
General Counsel